Exhibit 10(g)


                                 EMPLOYMENT AGREEMENT
                                 --------------------


                    AGREEMENT made as of the 24th day of January, 1996, by

          and among COVER-ALL Systems, Inc., a Delaware corporation

          ("Cover-All"), Warner Insurance Services, Inc., a Delaware

          corporation (the "Company"), having its principal office at 17-01

          Pollitt Drive, Fair Lawn, New Jersey 07410 and PETER C. LYNCH,

          currently residing at 153 Indian Cove Lane, Ponte Vedra Beach,

          Florida 32082 (the "Employee").



                                 W I T N E S S E T H:



                    WHEREAS, the Employee is serving as President and Chief

          Operating Officer of Cover-All, the Company's subsidiary,

          pursuant to that certain Employment Agreement by and among the

          Company, Cover-All and the Employee dated the 1st day of March,

          1995, which expires on February 29, 1996, and the Company, Cover-

          All and the Employee wish to continue the Employee's employment thereafter pursuant to the terms hereof.

                    NOW, THEREFORE, in consideration of the

          representations, warranties and mutual covenants set forth herein, the parties agree as follows:

                    1.   Employment.  The Company, effective March 1, 1996,
                         ----------
          hereby agrees to continue to retain the Employee as President and

          Chief Operating Officer of Cover-All and the Employee hereby accepts such employment, all upon and subject to the terms and conditions hereinafter set forth.

                    2.   Term.  The term of employment under this Agreement
                         ----
          (the "Employment Agreement") shall commence as of March 1, 1996 and shall continue in full force and effect until February 28,

          1998 (the "Employment Term"), subject to earlier termination for disability or for cause as provided in Section 6 hereof.  This

          Agreement may be renewed by the Company and Employee for

          successive one-year terms by providing written notice of renewal to each other (the "Renewal Option"), provided such written notice is given at least ninety (90) days prior to the expiration of the then current term.

                    3.   Duties.
                         ------

                    (a)  The Employee will render his services to Cover-All

          as President and Chief Operating Officer and shall perform such duties and services of those offices or positions or of such other office or position as may be assigned to him from time to time by the Board of Directors of the Company.  In addition, the

          Employee will hold, without additional compensation therefor,

          such other offices and directorships in the Company or any parent or subsidiary of the Company to which, from time to time, he may be appointed or elected.

                    (b)  Except as otherwise provided herein and except for

          illness, permitted vacation periods and permitted leaves of absence consistent with the past practice of the Company or as otherwise approved by the Board of Directors of the Company, the

          Employee agrees that during the term of his employment hereunder,

          he shall devote all of his full working time and attention, and give his best effort, skill and abilities, exclusively to the business and interests of Cover-All.

                    4.   Compensation; Benefits
                         ----------------------

                    (a)  (i)  Salary.  In consideration of the services to
                              ------
          be rendered by the Employee hereunder, including, without

          limitation, any services rendered by him as an officer or

          director of the Company or any parent, subsidiary or affiliate of the Company, the Company agrees to pay to the Employee, and the

          Employee agrees to accept as compensation, a salary of

          $165,000.00 for the first year of employment contemplated hereby and $189,750.00 for the second year of employment as well as for each successive year of employment thereafter if the Renewal

          Option is exercised (the "Salary"), payable in accordance with the Company's normal payroll policies.  The Company, by action of the Board of Directors or the Compensation Committee of the Board

          of Directors of the Company, may, in their sole discretion,

          increase the Salary at any time.  The Employee's Salary shall be subject to all applicable withholding and other taxes.

                        (ii)  Moving Allowance.   The Employee hereby
                              ----------------
          agrees, in order to carry out his duties and responsibilities hereunder, to relocate from Ponte Vedra, Florida and establish permanent residence within a reasonable distance from Fair Lawn,

          New Jersey.  The Company agrees that it will, upon presentation and adequate documentation of reasonable expenses incurred by the

          Employee in having to relocate ("Relocation Expenses"), reimburse the Employee for all reasonable Relocation Expenses, up to

          $57,000.00.

                       (iii)  Bonus Plan.  In addition to the payment of
                              ----------
          the Salary, as provided for hereunder, the Company shall pay the

          Employee a bonus based upon the financial results of the Company,

          in accordance with such Bonus Plan as may be approved hereafter by the Compensation Committee of the Board of Directors of the

          Company.

                    (b)  Benefits.  During the term of his employment
                         --------
          hereunder, the Employee shall be entitled to the following employment benefits:

                         (i)  vacations and sick leaves in accordance with

               the Company's policies from time to time in effect for

               officers and executive employees of the Company;

                        (ii)  participation, subject to qualification and

               participation requirements, in medical, life or other

               insurance or hospitalization plans and any pension, profit sharing or other employee benefit plans, presently in effect or hereafter instituted by the Company and applicable to its officers and executive employees; and

                       (iii)  attendance for five (5) days at an

               educational seminar for executives at Company expense.

                    (c)  Reimbursement of Expenses.  The Employee shall be
                         -------------------------
          reimbursed for reasonable and necessary expenses incurred by the

          Employee in performing his employment hereunder, provided such expenses are adequately documented in accordance with the

          Company's policies.

                    (d)  Indemnification.  To the extent and under the
                         ---------------
          conditions provided in the Company's bylaws, the Employee shall be indemnified by the Company for judgments, costs, and expenses for acts performed as an officer and employee of the Company

          (subject to Delaware law).

                    5.   Stock Options.  Effective upon the commencement of
                         -------------
          the employment of the Employee under the terms herein, the

          Employee shall be eligible, at the sole discretion of the

          Compensation Committee of the Board of Director of the Company,

          for incentive stock options for the purchase of shares of common stock, $.01 par value, of the Company (the "Common Stock") in amounts and at costs to be determined by and in the sole

          discretion of the Compensation Committee of the Board of

          Directors of the Company.

                    6.   Termination in Case of Disability Death or for
                         ----------------------------------------------
           Cause.
           -----

                    (a)  If the Employee, due to physical or mental injury,

          illness, disability or incapacity, shall fail to render the services provided for in this Agreement for a consecutive period of three (3) months, or an aggregate of three (3) months in any six (6) month period, the Company may, at its option, terminate the Employee's employment hereunder upon fourteen (14) days'

          written notice to the Employee.

                    (b)  If the Employee shall die during the term of this

          Agreement, this Agreement and the Employee's employment hereunder shall terminate immediately upon the Employee's death.

                    (c)  Notwithstanding anything to the contrary in this

          Agreement, the Company, upon notice to the Employee, may

          terminate this Agreement and the employment of the Employee hereunder for Cause, which, for purposes of this Agreement, shall be defined to mean (i) the continued and repeated failure or refusal by the Employee to perform specific directives of the

          Board of Directors of the Company, (ii) embezzlement or any offense involving misuse or misappropriation of money or other property of the Company, (iii) indictment for a crime, (iv) any act of dishonesty, disloyalty or other conduct that is materially injurious to the Company, or (v) material breach by the Employee of any of the terms of this Agreement other than those contained in this Section 6.

                    7.   Severance Compensation.
                         ----------------------

                    (a)  In the event the Employee's employment hereunder

          is terminated by the Company during the Employment Term for any reason other than for Cause, death or disability, the Company shall pay to the Employee as severance compensation an amount equal to the remaining Salary that the Employee would have been entitled if the Employee's employment had not been terminated before the end of the Employment Term plus six (6) months'

          Salary.

               (b)  In the event the Employee's employment hereunder is

          terminated by the Company after the Employment Term for any reason, including the expiration of the Employment Term without renewal thereof by the Company, and other than for Cause, death or disability, the Company shall pay to the Employee as severance compensation an amount equal to six (6) months' Salary.

               (c)  Severance compensation shall be paid biweekly in

          accordance with the Company's usual practices.  Employee shall also be paid biweekly for unused vacation time.

               (d)  In the event the Employee receives severance

          compensation under this Section 7, the Employee shall not be entitled to receive any other compensation or benefits under this

          Agreement after the termination of the Employee's employment hereunder and, as a condition to receiving such-severance

          compensation, the Employee hereby agrees that he shall have no other claim against the Company by reason of this Agreement.

                    8.   Disclosure and Assignment of Discoveries.
                         ----------------------------------------

                    (a)  The Employee shall (without any additional

          compensation) promptly disclose in writing to the Board of

          Directors of Cover-All and of the Company all ideas, processes,

          devices and business concepts (hereinafter referred to

          collectively as "Discoveries"), whether or not patentable or copyrightable, which he, while employed by the Company,

          conceives, develops, acquires or reduces to practice, whether alone or with others and whether during or after usual working hours, and which are related to Cover-All's business or

          interests, or arise out of or in connection with the duties performed by him hereunder; and the Employee hereby transfers and assigns to Cover-All all right, title and interest in and to such

          Discoveries.  Upon the request of the Company, the Employee shall

          (without any additional compensation), from time to time during or after the expiration or termination of his employment, execute such further instruments and do all such other acts and things as may be deemed necessary or desirable by the Company to protect and/or enforce its rights in respect of such discoveries.

                    (b)  For purposes of this Section 8 and the following

          Section 9, the term "Company" shall mean and include any and all subsidiaries, parents and affiliated corporations of the Company in existence from time to time.

                    9.   Non-Disclosure of Confidential Information and
                         ----------------------------------------------
          Non-Competition.
          ----------------

                    (a)  The Employee represents that he has been informed

          that it is the policy of the Company to maintain as secret and confidential all information relating to (i) the products,

          processes and/or business concepts used by the Company and (ii)

          the customers and employees of the Company ("Confidential

          Information"), and the Employee further acknowledges that such

          Confidential Information is of great value to the Company and is the property of the Company.  The parties recognize that the services to be performed by the Employee are special and unique,

          and that by reason of his employment by the Company, he will acquire Confidential Information as aforesaid.  The parties confirm that to protect the Company's goodwill, it is reasonably necessary that the Employee agree, and accordingly the Employee does hereby agree, that he will not directly or indirectly

          (except where authorized by the Board of Directors of the Company for the benefit of the Company):

                    A.   at any time during his employment hereunder or

               after he ceases to be employed by the Company, divulge to

               any persons, firms or corporations other than the Company

               (hereinafter referred to collectively as "Third Parties"),

               or use, or cause to authorize any Third Parties to use, any such Confidential Information, or any other information

               regarded as confidential and valuable by the Company which he knows or should know is regarded as confidential and

               valuable by the Company (whether or not any of the foregoing information is actually novel or unique or is actually known to others); or

                    B.   at any time during his employment hereunder and

               for a period of one (1) year after he ceases to be employed by the Company (the "Restricted Period"), solicit or cause or authorize, directly or indirectly, to be solicited for

               employment, for or on behalf of himself or Third Parties,

               any persons who were at any time within one year prior to

               the cessation of his employment hereunder, employees of the

               Company; or

                    C.   at any time during his employment hereunder and

               during the Restricted Period, employ or cause or authorize,

               directly or indirectly, to be employed, for or on behalf of himself or Third Parties, any such employees of the Company;

                    D.   at any time during his employment hereunder and

               during the Restricted Period, unless agreed to by the

               Company in writing, the Employee will not accept employment with or participate, directly or indirectly, as owner,

               stockholder, director, officer, manager, consultant or agent or otherwise use his special, unique or extraordinary skills or knowledge with respect to the business of the Company or of any affiliate of the Company in or with any business,

               firm, corporation, partnership, association, venture or

               other entity or person which is engaged in the business of designing, developing or providing software services to the property and casualty insurance industry, except that this paragraph D shall not be construed to prohibit the Employee from owning up to 5% of the securities of a corporation

               which are publicly traded on a national securities exchange or in the over-the-counter market or from being employed by an insurance or other company which may design and market

               software provided the designing and marketing of software is not a principal part of the business of such other company or concern; or

                    E.   at any time during his employment hereunder and

               during the Restricted Period, solicit or cause or authorize,

               directly or indirectly, to be solicited, for or on behalf of himself or Third Parties, any business with respect to

               designing, developing or providing software services to the property and casualty insurance industry from Third Parties who were, at any time within one (1) year prior to the

               cessation of his employment hereunder, customers of the

               Company for such business; or

                    F.   at any time during his employment hereunder and

               during the Restricted Period, accept or cause or authorize,

               directly or indirectly, to be accepted, for or on behalf of himself or Third Parties, any such business from any

               customers of the Company.

                    (b)  The Employee agrees that he will not, at any time,

          remove from the Company's premises any drawings, notebooks, data and other documents and materials relating to the business and procedures heretofore or hereafter acquired, developed and/or used by the Company without prior written consent of the Board of

          Directors of the Company, except as reasonably necessary to the discharge of his duties hereunder.

                    (c)  The Employee agrees that, upon the expiration of

          his employment by the Company for any reason, he shall forthwith deliver up to the Company any and all order-books, customer lists, logs, drawings, notebooks and other documents and

          materials, and all copies thereof, in his possession or under his control relating to any Confidential Information or any

          discoveries or which is otherwise the property of the Company.

                    (d)  The Employee agrees that any breach or threatened

          breach or alleged breach or alleged threatened breach by him of any provision of this Section 9 shall entitle the Company, in addition to any other legal remedies available to it, to apply to any court of competent jurisdiction to enjoin such breach or threatened breach or alleged breach or alleged threatened breach.

          The parties understand and intend that each restriction agreed to by the Employee hereinabove shall be construed as separable and divisible from every other restriction, and that the

          unenforceability, in whole or in part, of any other restriction,

          will not effect the enforceability of the remaining restrictions and that one or more or all of such restrictions may be enforced in whole or in part as the circumstances warrant.  No waiver of any one breach of the restrictions contained in this Section 9 shall be deemed a waiver of any future breach.

                    (e)  The Employee hereby acknowledges that he is fully

          cognizant of the restrictions put upon him by this Section 9, and that the provisions of this Section 9 shall survive the

          termination of this Employment Agreement and his employment with the Company.

                    10.  Conflicting Agreements and Warranties of the
                         --------------------------------------------
          Employee.  The Employee hereby represents and warrants to the
          --------
          Company that (a) neither the execution of this Agreement by the

          Employee nor the performance by the Employee of any of his obligations or duties hereunder will conflict with or violate or constitute a breach of the terms of any employment or other agreement to which the Employee is a party or by which the

          Employee is bound, and (b) the Employee is not required to obtain the consent of any person, firm, corporation or other entity in order to enter into this Agreement or to perform any of his obligations or duties hereunder.

                    11.  Life Insurance.  The Employee agrees that the
                         --------------
          Company may apply for and purchase one or more life insurance policies on the life of the Employee in such amount or amounts as the Company deems appropriate.  The Company shall be the sole beneficiary of such insurance policy or policies and the Employee hereby acknowledges that the Company has an insurable interest in his life.  The Employee agrees to cooperate with the Company in obtaining any insurance on the life or on the disability of the

          Employee which the Company may desire to obtain for its own benefit and shall undergo such physical and other examinations,

          and shall execute any consents or applications, which the Company may request in connection with the issuance of one or more of such insurance policies.

                    12.  Notices.
                         -------

                    (a)  All notices, requests, demands or other

          communications hereunder shall be deemed to have been given if delivered in writing personally or by certified mail to each party at the address set forth below, or at such other address as each party may designate in writing to the other:

                         If to the Company or Cover-All:

                              Warner Insurance Services, Inc.
                              17-01 Pollitt Drive
                              Fair Lawn, New Jersey 07410
                              Attention: President and Chief Executive Officer

                         with a copy to:

                              Reid & Priest
                              40 West 57th Street
                              New York, New York 10019
                              Attention: Leonard Gubar, Esq.

                         If to the Employee:

                         Until _____________, 1996:

                              Peter C. Lynch
                              153 Indian Cove Lane
                              Ponte Vedra Beach, Florida 32082

                         If after _______________, 1996:
                              ______________________
                              ______________________
                              ______________________


                    13.  Entire Agreement.  This Agreement and the Exhibits
                         ----------------
          annexed hereto contain the entire understanding of the parties with respect to the subject matter hereof, supersedes any prior agreement between the parties, and may not be changed or

          terminated orally.  No change, termination or attempted waiver of any of the provisions hereof or thereof shall be binding unless in writing and signed by the party against whom the same is sought to be enforced.  No provision hereof shall be construed against a party because that provision or any other provision was drafted by or at the direction of such party.

                    14.  Successors and Assigns.  This Agreement shall be
                         ----------------------
          binding upon and shall inure to the benefit of the respective heirs, legal representatives, successors and assigns of the parties hereto.

                    15.  Severability.  In the event that any one or more
                         ------------
          of the provisions of this Agreement shall be declared to be illegal or unenforceable under any law, rule or regulation of any government having jurisdiction over the parties hereto, such illegality or unenforceability shall not affect the validity and enforceability of the other provisions of this Agreement.

                    16.  Counterparts.  This Agreement may be executed in
                         ------------
          one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                    17.  Governing Law.  All matters concerning the
                         -------------
          validity and interpretation of and performance under this

          Agreement shall be governed by the laws of the state of New York,

          whose courts or the federal courts located in the Southern

          District of New York shall have exclusive jurisdiction over the parties to which they consent.

                    IN WITNESS WHEREOF, the parties hereto have executed

          this Agreement as of the date first above written.

                                        WARNER INSURANCE SERVICES, INC.


                                        By:   /s/ Alfred J. Moccia
                                           --------------------------------
                                             Name:  Alfred J. Moccia
                                             Title: President


                                        COVER-ALL SYSTEMS, INC.


                                        By:  /s/ Alfred J. Moccia
                                           --------------------------------
                                             Name:  Alfred J. Moccia
                                             Title: Vice-Chairman


                                                 /s/ Peter C. Lynch
                                           --------------------------------
                                                  PETER C. LYNCH